Exhibit 4.1

Dated as of June 9, 2025

INDENTURE

between

GERDAU TRADE INC.,
as Company

and

GERDAU S.A.

GERDAU AÇOMINAS S.A.

GERDAU AÇOS LONGOS S.A.,
as Guarantors

and

THE BANK OF NEW YORK MELLON,
as Trustee, Paying Agent, Registrar and Transfer Agent

(i)

(ii)

(iii)

Page

Section 13.5	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	70
Section 13.6	Reinstatement	70
Section 13.7	Electronic Signatures	71

(iv)

Certain Sections of this Indenture relating to Section 310
through 318, inclusive, of the U.S. Trust Indenture Act of 1939:

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
§310(a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.9
(b)	6.8
6.10
§311(a)	6.13
(b)	6.13
§312(a)	7.1
7.2
(b)	7.2
(c)	7.2
§313(a)	7.3
(b)	7.3
(c)(1)	7.3
(c)(2)	7.3
(c)(3)	7.3
(d)	7.3
§314(a)	10.5
(b)	10.5
(c)	10.5
(d)	10.5
§315(a)	6.1
(b)	6.2
(c)	6.1
(d)	6.1
(e)	5.14
§316(a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4
§317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§318(a)	1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of June 9, 2025, (the “Indenture”) among GERDAU TRADE INC., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands (herein called the “Company”), having its registered office at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands, GERDAU S.A. (“Gerdau”), GERDAU AÇOMINAS S.A. (“Gerdau Açominas”) and GERDAU AÇOS LONGOS S.A. (“Gerdau Aços Longos”), each a corporation (sociedade anônima) duly organized and existing under the laws of the Federative Republic of Brazil (herein called the “Guarantors”), having their principal office at Avenida Dra. Ruth Cardoso, 8501, 8th floor, 05425-070, São Paulo, São Paulo State, Brazil, and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 240 Greenwich Street, New York, New York 10286, as Trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the sale in one or more offerings of debt securities of the Company guaranteed by the Guarantors (herein called collectively the “Securities”), to be issued in one or more tranches of one or more series as in this Indenture provided; and

WHEREAS, all things necessary to make this Indenture a valid and binding legal obligation of the Company and the Guarantors according to its terms have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

It is hereby covenanted and agreed that the terms and conditions upon which the Securities are issued, authenticated, delivered and accepted by all Persons who shall from time to time be or become the Holders thereof (each as defined below), which said terms and conditions the Trustee hereby accepts and agrees to discharge pursuant to the terms hereof, are as follows:

Article I

Definitions and Other Provisions of General Application

Section 1.1             Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

1.1.1            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

1.1.2            terms used herein which are defined in the Trust Indenture Act (as defined below), either directly or by reference therein, have the meanings assigned to them therein;

1.1.3            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with international financial reporting standards, and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “IFRS” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted under IFRS at the date of such computation;

1.1.4            unless the context otherwise requires, any reference to an “Article” or a “ Section” refers to an Article or Section, as the case may be, of this Indenture;

1.1.5            unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

1.1.6            the words “herein”, “hereof” and “ hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” means, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.7.1.

“Advance Transaction” means an advance from a financial institution involving either (a) a foreign exchange contract (ACC — Adiantamento sobre Contrato de Câmbio) or (b) an export contract (ACE — Adiantamento sobre Cambiais Entregues).

“Affiliate” means, with respect to any specified Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.4.5.

“Agents” means the Paying Agent, Registrar and Transfer Agent, authentication agent, or any agent acting hereunder.

“Applicable Law” has the meaning specified in Section 10.7.9.

“Applicable Procedures” means, with respect to the Depositary, at any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, (ii) the Brazilian Bankruptcy Law or any similar Brazilian federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and (iii) the British Virgin Islands Insolvency Law or any other similar British Virgin Islands law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors.

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“Board of Directors” means, as the case may be, the Board of Directors of the Company or the Board of Directors of the Guarantors, as applicable (Conselho de Administração), or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another director or Officer performing corporate secretarial functions of the Company or the Guarantors, as applicable, to have been duly adopted by the respective Board of Directors or Board of Executive Officers (Diretoria), as the case may be, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Brazil” means the Federative Republic of Brazil.

“Brazilian Bankruptcy Law” means Brazilian Federal Law No. 11,101/05.

“British Virgin Islands Insolvency Law” means the Insolvency Act (As Revised) of the British Virgin Islands and the Insolvency Rules (As Revised) of the British Virgin Islands.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York, São Paulo, Brazil, or Road Town, British Virgin Islands.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with IFRS; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with IFRS; and the Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any person means any and all shares, interests (including partnership interests or limited partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) such Person’s equity, including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Change of Control” means (1) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than any Permitted Holders) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50.0% of the total voting power of the outstanding Voting Stock of Gerdau, including as a result of any merger or consolidation transaction including Gerdau or any of the other Guarantors; or (2) Permitted Holders, directly or indirectly, cease to have the power to direct or cause the direction of the management and policies of Gerdau, whether through the ownership of voting securities, by contract or otherwise.

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“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream Luxembourg” has the meaning specified in Section 3.4.5.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a Person shall have become a successor thereto pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed on behalf of the Company by any two of its directors or officers in accordance with its articles of association and delivered to the Trustee.

“Consolidated Total Assets” means the total amount of consolidated assets of Gerdau and its Subsidiaries prepared in accordance with IFRS, calculated after giving pro forma effect to any acquisition or disposition of Persons, divisions, lines of businesses, operations or assets by Gerdau and its subsidiaries subsequent to such date and on or prior to the date of determination.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered which office as of the date hereof is located at 240 Greenwich Street, Floor 7E, New York, New York 10286, Attention: Global Finance Americas.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person, without duplication:

(i)                the principal of and premium, if any, in respect of (a) indebtedness of such Person for borrowed money and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii)               all Finance Lease Obligations of such Person;

(iii)              all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short-term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business);

(iv)              all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

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(v)               all Hedging Obligations of such Person;

(vi)              all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);

(vii)             all obligations of the type referred to in clauses (a) through (e) of other Persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(viii)            any other obligations of such Person which are required to be, or are in such Person’s financial statements, recorded or treated as debt under IFRS.

As used in Section 5.1.5, “Debt” shall not include any payment made by the Guarantors on behalf of an Affiliate, upon any Indebtedness of such Affiliate becoming immediately due and payable as a result of a default by such Affiliate, pursuant to a guarantee or similar instrument provided by the Guarantors in connection with such Indebtedness, provided that such payment made by the Guarantors is made within five Business Days of notice being provided to the Guarantors that payment is due under such guarantee or similar instrument.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.6.

“Depositary” means The Depository Trust Company, or such other depository institution hereafter appointed by the Company, until a Person shall have become a successor thereto pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Designated Affiliate” means, at any time, one or more Persons (including, without limitation, a Guarantor) designated by the Company to be the purchaser of Securities under an Offer to Purchase.

“Dollar” and “US$” mean a U.S. dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

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“Euroclear” has the meaning specified in Section 3.4.5.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor statute thereto.

“Expiration Date” has the meaning specified in Section 1.4.7.

“FATCA” has the meaning specified in Section 10.7.1.

“Finance Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a finance lease on the face of a balance sheet of such Person prepared in accordance with IFRS; the amount of such obligation will be the capitalized amount thereof, determined in accordance with IFRS; and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Gerdau Johannpeter Family” includes Frederico Gerdau Johannpeter, Germano Gerdau Johannpeter, Jorge Gerdau Johannpeter and Klaus Gerdau Johannpeter, together with their respective spouses, lineal descendants and heirs or trusts that are exclusively for the benefit of any of the foregoing (provided that any of the foregoing has the right to control such trust).

“Global Security” means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for Securities of such series or a nominee thereof.

“Guarantors” means the Persons named as the “Guarantors” in the first paragraph of this Indenture until a Person shall have become a successor thereto pursuant to the applicable provisions of this Indenture, and thereafter “Guarantors” shall include such Person.

“Guarantees” means the unconditional and irrevocable guarantees of the Securities by the Guarantors pursuant to this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” means, with respect to any Security, a Person in whose name such Security is registered in the Security Register.

“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IASB”), as in effect from time to time.

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“Indebtedness” means with respect to any Person, any amount payable (whether as a direct obligation or indirectly through a guaranty by such Person) pursuant to (i) an agreement or instrument involving or evidencing money borrowed, (ii) a conditional sale or a transfer with recourse or with an obligation to repurchase or (iii) a Capitalized Lease Obligation.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of the particular series of Securities established as contemplated by Section 3.1.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” has the meaning specified in Section 10.16.3.

“Judgment Currency” has the meaning specified in Section 10.8.

“Lien” means any mortgage, pledge, security interest, encumbrance, conditional sale, other title retention agreement, or other similar lien.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of repurchase right or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Notice of Default” means a written notice of the kind specified in Section 6.2.

“OECD” means the Organization for Economic Co-operation and Development.

“Offer to Purchase” means a written offer by the Company or any of the Guarantors to purchase Securities from the Holders after a Change of Control Repurchase Event as required by Section 10.17, which shall be commenced by mailing a notice to the Trustee and each Holder that, unless otherwise required by applicable law, must include: (i) a description of the transaction or transactions that constitute the Change of Control; (ii) information concerning the business of Gerdau which it believes will enable the Holders to make an informed decision with respect to the Offer to Purchase; and (iii) instructions and any materials necessary to enable Holders to tender Securities of such series pursuant to the Offer to Purchase, including (a) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis; (b) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”); (c) that any Security not tendered will continue to accrue interest pursuant to its terms; (d) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (e) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side thereof completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, electronic transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Securities purchased; and (g) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion thereof surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of US$1,000 or integral multiples thereof.

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“Officer” means, with respect to any Person, the president, vice-president, chief executive officer, chief financial officer or any other executive officer performing decision-making functions for such Person (including, in the case of the Guarantors, any member of their Board of Executive Officers.

“Officers’ Certificate” means a certificate signed by any two Officers, directors or representatives of the Company in accordance with its articles of association and any two Officers or representatives of each Guarantor in accordance with their bylaws (estatuto social), and in each case delivered to the Trustee; provided, however, that one of the Officers signing the Officers’ Certificate of each Guarantor pursuant to Section 10.4 shall be the chief executive officer, the principal financial officer or the principal accounting officer of such Guarantor.

“Opinion of Counsel” means a written opinion of counsel, who, unless otherwise indicated, may be an employee of or counsel for the Company or the Guarantors, and who shall be reasonably acceptable to the Trustee.

“Outstanding” means, when used with respect to the Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)                Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)               Securities for whose payment, redemption or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(iii)              Securities (except to the extent provided in Section 13.2) with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article XIII.

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(iv)              Securities which have been paid pursuant to Section 3.5 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company, the Guarantors or any other obligor upon the Securities or any Affiliate of the Company, the Guarantors or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, a Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantors or of such other obligor.

“Paying Agent” means any Person (i) having a combined capital and surplus of not less than US$50,000,000 and (ii) subject to supervision or examination by U.S. federal or state authority, that is authorized by the Company to pay the principal of or premium, if any, or interest on any Securities on behalf of the Company.

“Permitted Holders” means any or all of the following: (1) any member of the Gerdau Johannpeter Family or any Affiliate or Affiliates of any of the foregoing; and (2) any Person the Voting Stock of which (or in the case of a trust, the beneficial interests in which) is owned at least 51%, directly or indirectly, by Persons specified in clause (1).

“Person” means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated association, governmental authority or any agency, department or political subdivision thereof or any other entity of whatever nature.

“Place of Payment” means, when used with respect to the Securities of any series and subject to Section 10.2, the place or places where the principal of and premium, if any, and interest on the Securities of such series are payable as specified as contemplated by Section 3.1.6.

“Predecessor Security” means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

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“Rating Agency” means each of (1) S&P, (2) Moody’s and (3) Fitch, or their respective successors.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or of Gerdau’s publicly declared intention or that of any Person or entity to effect a Change of Control, (1) in the event a series of Securities is assigned an investment grade rating by at least two of the Rating Agencies prior to such public notice, the rating assigned to such series of Securities by any two or more of the Rating Agencies is below an investment grade rating; or (2) in the event a series of Securities is not assigned an investment grade rating by at least two of the Rating Agencies prior to such public notice, the rating assigned to such series of Securities by at least two of the Rating Agencies is decreased by one or more categories (i.e., notches); provided that there shall be no Rating Decline to the extent the Securities of such series continue to have an investment grade rating by at least one of the Ratings Agencies; and provided, further, that, in each case, any such Rating Decline is expressly stated by the applicable Rating Agency to have been the direct or indirect result of a Change of Control.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture as set forth in such Security, such calculation to be made by the Company.

“Regular Record Date” means, for the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Section 3.1.5.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 10.7.1.

“Relevant Withholding Taxes” has the meaning specified in Section 10.7.5.

“Repurchase Date” means, when used with respect to any Security to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiaries” means any Subsidiary of Gerdau, including the Company, other than Gerdau Ameristeel Corporation, any of their subsidiaries and any other Person in which they have an equity interest.

“SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

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“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. All references herein to the Securities shall be deemed to include the Guarantees of the Securities, which is an integral part thereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor statute thereto.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.4.

“Significant Subsidiary” means any Subsidiary of Gerdau which at the time of determination either (i) had assets which, as of the date of Gerdau’s most recent quarterly consolidated balance sheet, constituted at least 10% of Gerdau’s total assets on a consolidated basis as of such date, or (ii) had revenues for the 12 month period ending on the date of Gerdau’s most recent quarterly consolidated statement of income which constituted at least 10% of Gerdau’s total revenues on a consolidated basis for such period.

“Special Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.6.1.

“Specified Currency” has the meaning specified in Section 10.8.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency, unless such contingency has occurred).

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Gerdau, (ii) Gerdau and one or more Subsidiaries (including the Company) or (iii) one or more Subsidiaries.

“Successor Person” has the meaning specified in Section 8.1.

“Transfer” of any Security means any sale, pledge, transfer, hypothecation or other disposition of such Security or any interest therein.

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“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and any successor statute thereto.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a Person shall have become a successor thereto pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of such series. Each Trustee shall be a Person that (i) is eligible pursuant to the Trust Indenture Act to act as such, (ii) has a combined capital and surplus of at least US$50,000,000, (iii) is subject to supervision or examination by U.S. federal or state authority and (v) has its Corporate Trust Office in the United States.

“United States” or “U.S.” means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States Internal Revenue Code” has the meaning specified in Section 10.7.1.

“Voting Stock” of any Person means Capital Stock in such Person having power to vote for the election of directors, managers or trustees or similar officials of such Person or otherwise voting with respect to actions of such Person (other than such Capital Stock having such power only by reason of the happening of a contingency).

Section 1.2             Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and the Guarantors shall furnish to the Trustee such certificates and opinions as may be required hereunder and under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, or an Opinion of Counsel, respectively, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

1.2.1            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

1.2.2            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

1.2.3            a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

1.2.4            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

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Section 1.3             Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of the Company or the Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officers or directors know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of the Company or the Guarantors, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantors, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4             Acts of Holders; Record Dates

1.4.1            Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.4.1.

1.4.2            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

1.4.3            The ownership of Securities shall be proved by the Security Register.

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1.4.4            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.

1.4.5            The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.4.6. If any record date is set pursuant to this Section 1.4.5, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this Section 1.4.5 shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.4.5 (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this Section 1.4.5 shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.4.5, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

1.4.6            The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7.2 or (iv) any direction referred to in Section 5.12, in each case with respect to the Securities of such series. If any record date is set pursuant to this Section 1.4.6, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this Section 1.4.6 shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be canceled and of no effect), nor shall anything in this Section 1.4.6 be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.4.6, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

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1.4.7            With respect to any record date set pursuant to this Section 1.4, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4.7, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this Section 1.4.7. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.5       Notices, Etc., to Trustee, Company and Guarantors. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

1.5.1            the Trustee by any Holder or by the Company or Guarantors shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, which may be by other electronic transmission, to or with the Trustee at its Corporate Trust Office, or

1.5.2            (i) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or other electronic transmission to both the Company and the Guarantors and (ii) the Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or other electronic transmission to both the Guarantors and the Company, in either case addressed to them at the address specified below or at any other address previously furnished in writing to the Trustee by the Company or the Guarantors:

To the Company and the Guarantors:

Gerdau S.A.

Avenida Dra. Ruth Cardoso, 8501, 8th floor

05425-070 São Paulo, SP

Brazil

Attention:	Rafael Dorneles Japur Executive Vice President and Investor Relations Director
Telephone:	55-11-3094-4101

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With a copy (which shall not constitute notice) to:

Tobias Stirnberg

Milbank LLP

Avenida Brigadeiro Faria Lima, 4100

04538-132 São Paulo, São Paulo

Brazil

The Trustee may rely upon and comply with instructions or directions sent by an authorized representative of the Company or the Guarantors via unsecured email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Company or the Guarantors due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured email transmission, provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee. The Trustee may request that the Company or the Guarantors deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 1.6             Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing, which may be by electronic transmission, or mailed by first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding the provisions of this Section 1.6, in case any series of Securities are listed on any securities exchange, a notice to holders of such Securities given in accordance with the rules and procedures of such securities exchange shall be regarded as a valid notice under this section 1.6. In addition, if any series of Securities are held as a Global Security, notices will be delivered in accordance with the Applicable Procedures.

Section 1.7             Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

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Section 1.8             Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9             Successors and Assigns. All covenants and agreements in this Indenture by the Company or the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 1.10           Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11           Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12           Governing Law. THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES HERETO (BUT, FOR THE AVOIDANCE OF DOUBT, NOT INCLUDING THE HOLDERS OF THE NOTES) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.13           Legal Holidays. Except as otherwise provided pursuant to Section 2.1 or Section 3.1, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next Business Day.

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Section 1.14           Consent to Service; Jurisdiction. The Company, the Guarantors and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this Indenture, and the Company and the Guarantors agree that any legal suit, action or proceeding arising out of or relating to the Securities may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, in respect of actions brought against each such party as a defendant, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity, to the extent permitted by law, from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Company and the Guarantors further submit to the jurisdiction of the courts of their own corporate domiciles in any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities. The Company and the Guarantors hereby designate and appoint Cogency Global Inc., located at 122 East 42th Street, 18th Floor, New York, New York 10168, as their authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities, which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agree that service of process upon such agent, and written notice of said service to the Company or the Guarantors, as the case may be, by the Person serving the same, shall be deemed in every respect effective service of process upon the Company or the Guarantors in any such suit, action or proceeding. If for any reason Cogency Global Inc. (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company and the Guarantors will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company and the Guarantors agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

Section 1.15           Language of Notices, Etc.. Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Article II

Security Forms

Section 2.1             Forms Generally. The Securities of each series shall be in substantially such form as shall be approved by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereof or as may, consistently herewith, be determined by the Officers or, in the case of the Company, its directors or Officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is approved by a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary, the Assistant Secretary or another Officer or, in the case of the Company, a director, performing corporate secretarial functions, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers, or, in the case of the Company, directors or Officers executing such Securities, as evidenced by their execution of such Securities.

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Section 2.2             Form of Legend for Global Security. The following legends shall appear on the face of each Global Security:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN SECTION 3.4.2. OF THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.3             Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated: [    ]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer

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Article III

The Securities

Section 3.1             Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more tranches of one or more series. The issuance of Securities shall be approved in or pursuant to a Board Resolution of the Company or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

3.1.1            the title of the Securities, including CUSIP Numbers, of such series (which shall distinguish the Securities of such series from Securities of any other series);

3.1.2            any limit upon the aggregate principal amount of the Securities which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, 3.5, 9.6 or 11.5 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

3.1.3            the Person to whom any interest on a Security of such series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

3.1.4            the date or dates on which the principal of the Securities of such series is payable;

3.1.5            the rate or rates at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the Regular Record Date for any interest payable on any Interest Payment Date;

3.1.6            the place or places where the principal of and any premium and interest on Securities of such series shall be payable and the manner in which any payment may be made;

3.1.7            the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company;

3.1.8            the obligation, if any, of the Company to redeem or purchase Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

3.1.9            the rights, if any, of the Holders of the series to demand exchange of their Securities for Securities subject to a registration statement under the Securities Act declared effective by the SEC;

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3.1.10          if other than denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof, the denominations in which Securities of such series shall be issuable;

3.1.11          if the amount of payments of principal of or premium, if any, or interest on any Securities of such series may be determined with reference to an index, the manner in which such amounts shall be determined;

3.1.12          if the principal of or premium, if any, or interest on any Securities of such series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

3.1.13          if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

3.1.14          any collateral or other security pledged against payment of principal, interest or premium, if any, on the Securities;

3.1.15          the applicability, non-applicability, or variation, of Section 10.7 with respect to the Securities of such series;

3.1.16          if and as applicable, that the Securities of such series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 3.4 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

3.1.17          the terms and conditions, if any, pursuant to which the Securities are convertible into or exchangeable for any other securities;

3.1.18          any addition to or change in the covenants set forth in Article 10 which applies to the Securities of such series;

3.1.19          the applicability of Article 13 with respect to the Securities of such series; and

3.1.20          any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture).

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

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All Securities of any one series shall be substantially identical except as to issue date, issue price and first payment of interest.

Notwithstanding Section 3.1.2 herein and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 3.2             Denominations. The Securities shall be issuable only in registered form without coupons and, unless otherwise specified as contemplated by Section 3.1.10, only in minimum denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof.

Section 3.3             Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by any two of its Officers or directors in accordance with the Company’s articles of association. The Guarantees on the Securities shall be endorsed on behalf of each Guarantor by any two of its respective Officers or attorneys-in-fact in accordance with its respective bylaws (estatuto social). The signature of any of these directors, Officers or attorneys-in-fact on such Securities or such Guarantees may be manual or electronic.

Securities bearing the manual or electronic signatures of individuals who were at any time the proper Officers or directors of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. Guarantees bearing the manual or electronic endorsement of individuals who were at any time the proper Officers of the Guarantors shall bind the Guarantors, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of Securities bearing such endorsement or did not hold such offices at the date of such Securities.

If an electronic signature will be used for the Securities, each signatory should approve such use of his signature and evidence of such approval may be required for the enforcement of the Securities in the British Virgin Islands. If any of the Securities were executed by attaching thereto the electronic signature of any person who does not hold office at the issue date of such Securities, or if such Securities will be issued on a date on which the person whose electronic signature is attached thereto no longer holds office, it may be necessary for the enforcement of such Securities in the British Virgin Islands that the holder of such Securities shall present both such Securities and evidence of such approval.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company and properly endorsed by the Guarantors to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of such series have been approved by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating:

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3.3.1            if the form of such Securities has been approved by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been approved in conformity with the provisions of this Indenture;

3.3.2            if the terms of such Securities have been approved by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been approved in conformity with the provisions of this Indenture;

3.3.3            that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

3.3.4            that the Guarantees, when the Securities upon which it shall have been endorsed shall have been authenticated and delivered by the Trustee and when properly endorsed by the Guarantors in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if, in the opinion of counsel to the Trustee, the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 2.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued and in that case the Trustee may rely, as to the authorization by the Company and the Guarantors of any of such Securities and the Guarantees, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.1 and 3.1 and this Section, as applicable, in connection with the first authentication of Securities of such series.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

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Section 3.4             Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and registering transfers and exchanges of Securities as herein provided. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Security Register shall be open for inspection by the Company.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute and the Guarantors shall endorse, and the Trustee shall authenticate and deliver, provided that the Security has been duly surrendered and all relevant conditions precedent have been satisfied, in the name of the designated transferee, one or more new Securities of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount.

Notwithstanding any other provision of this Section 3.4, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder and subject to the other provisions of this Section 3.4, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount, upon surrender of such Securities to be exchanged at the office or agency of the Company maintained for such purpose.

Whenever any Securities are so surrendered for exchange, the Company shall execute and the Guarantors shall endorse, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 9.6 or Section 11.5 not involving any registration of transfer.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

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If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 11.2 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

The provisions of Sections 3.4.1, 3.4.2, 3.4.3, 3.4.4, 3.4.5 and 3.4.6 below shall apply only to Global Securities:

3.4.1            Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

3.4.2            Notwithstanding any other provision in this Indenture or the Securities, no Global Security of a series may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security of a series in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (i) the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series ceases to be a clearing agency registered under the Exchange Act, at a time when such Depositary is required to be so registered in order to act as depositary, and in each case, a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company in its sole discretion determines that individual Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In such event the Company will execute and the Guarantors will endorse, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, will authenticate and deliver, individual Securities of such series in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing Securities of such series in exchange for such Global Security or Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clauses (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

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3.4.3            In any exchange pursuant to Section 3.4.2 above, the Company will execute and the Guarantors will endorse and the Trustee will authenticate and deliver individual Securities in registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section 3.4 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

If specified by the Company pursuant to clause (ii) of Section 3.4.2 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for individual Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Guarantors shall endorse, and the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new individual Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Persons’ beneficial interest in the Global Security; and (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.

3.4.4            In the event of the occurrence of any of the events specified in Section 3.4.2 above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

3.4.5            Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act (including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream Luxembourg”) and account holders and participants therein) shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

3.4.6            None of the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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3.4.7            The Trustee, Security Registrar and Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any note (including any transfers between or among participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.5       Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security upon compliance with the foregoing provisions.

Upon the issuance of any new Security under this Section 3.5, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 3.5 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

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Section 3.6             Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Section 3.6.1 or Section 3.6.2 below:

3.6.1            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 3.6.1. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent in writing, which may be by electronic transmission, or mailed by first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Section 3.6.2.

3.6.2            The Company may make payment of any Defaulted Interest on the Securities of any series to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 3.6.2, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.6, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

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Section 3.7             Persons Deemed Owners. Prior to due surrender of a Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.6) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors or the Trustee shall be affected by notice to the contrary.

Section 3.8             Cancellation. All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.8, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with its customary procedures, unless otherwise directed by a Company Order.

Section 3.9             Computation of Interest. Unless otherwise specified under Section 3.1 with respect to the Securities of a particular series, interest on such Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.10           CUSIP or “ISIN” Numbers. The Company, in issuing the Securities, may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 3.11          Open Market Purchases. The Company, the Guarantors or any of their Affiliates may purchase Securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Securities that the Company, the Guarantors or their Affiliates purchase may, in their discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

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Article IV

Satisfaction and Discharge

Section 4.1             Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

4.1.1            either

(i)            all Securities theretofore authenticated and delivered (other than (a) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.5 and (b) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(ii)            all such Securities not theretofore delivered to the Trustee for cancellation

(a)            have become due and payable, or

(b)            will become due and payable at their Stated Maturity within one year, or

(c)            are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity, Redemption Date or Repurchase Date, as the case may be;

4.1.2            the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

4.1.3            the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 6.7, the obligations of the Company and the Guarantors to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to clause (ii) of Section 4.1.1 or this Section 4.1.3, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive such satisfaction and discharge.

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Section 4.2             Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

Article V

Remedies

Section 5.1             Events of Default. “Event of Default” means, wherever used herein with respect to Securities of any series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

5.1.1            The Company or the Guarantors default in any payment of interest (including any Additional Amounts) on the Securities of such series when the same becomes due and payable at its Stated Maturity, and such Default continues for a period of 30 calendar days;

5.1.2            The Company or the Guarantors default in the payment of the principal (including any related Additional Amounts) of any debt security when the same becomes due and payable upon redemption or pursuant to a repurchase upon a change of control or otherwise;

5.1.3            The Company or the Guarantors fail to comply with any of the covenants described under Section 8.1, Section 10.6 or Section 10.16, and such failure continues for 30 days after the notice specified below;

5.1.4            The Company or the Guarantors fail to comply with any of their covenants or agreements in the Securities or this Indenture (other than those referred to in Sections 5.1.1, 5.1.2 and 5.1.3 above), and such failure continues for 60 calendar days after the notice specified below;

5.1.5            The Company or the Guarantors or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for borrowed money by the Company or such Guarantor or any such Significant Subsidiary (or the payment of which is guaranteed by the Company or such Guarantor or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default, which we refer to as a “Payment Default,” or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals US$150,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;

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5.1.6            One or more final judgments or decrees for the payment of money of US$150,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate are rendered against the Company or any of the Guarantors or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

5.1.7            Certain events (including proceedings or becoming subject to such proceedings) of bankruptcy, reorganization or insolvency of the Company or any of the Guarantors or any Significant Subsidiary occur; or

5.1.8            Any Guarantee of the Securities ceases to be valid or in full force and effect or any of the Guarantors denies or disaffirms its obligations under its Guarantee of the Securities.

A Default under Section 5.1.3 or Section 5.1.4 above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities outstanding notify the Company and the Guarantors of the Default and the Company or the Guarantors do not cure such Default within the time specified after receipt of such notice.

Section 5.2             Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 5.1.7) occurs and is continuing with respect to any series of Securities, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare all unpaid principal of and accrued interest on, all the Securities of that series to be due and payable immediately, by a notice in writing to the Company or the Guarantors, as the case may be (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 5.1.7 occurs and is continuing, then the principal of and accrued interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 5, the Holders of a majority in principal amount of the Outstanding Securities of that series by written notice to the Company, the Guarantors and the Trustee may rescind or annul such declaration if:

5.2.1            the Company or the Guarantors have paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on Securities of that series, (ii) all unpaid principal of any Securities of that series that has become due otherwise than by such declaration of acceleration, (iii) to the extent that payment of such interest on the Securities of that series is lawful, interest on such overdue interest, as provided herein (iv) any Additional Amounts due with respect to the Securities of that series and (v) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

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5.2.2            all Events of Default have been cured or waived as provided in Section 5.13 other than the nonpayment of principal that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 5.3             Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default specified in Section 5.1.1 or Section 5.1.2 occurs, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Securities for principal and interest, interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, any Additional Amounts due with respect to the Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against the Company, the Guarantors or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantors or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing with respect to Securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of that series by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4             Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company or the Guarantors (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

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No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.5             Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any such Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6             Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 6.7;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: Any remaining amounts shall be repaid to the Company or the Guarantors, as the case may be.

Section 5.7             Limitation on Suits. No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

5.7.1            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

5.7.2            the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

5.7.3            the Holders of not less than 25% in principal amount of the Outstanding Securities of that series or other Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

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5.7.4            the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

5.7.5            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.8             Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.6) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.9             Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10           Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.5, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11           Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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Section 5.12           Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right (subject to the Trustee’s rights under the Indenture, including its right to be indemnified) to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

5.12.1          such direction shall not be in conflict with any rule of law or with this Indenture,

5.12.2          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

5.12.3          subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability against which indemnity would not be satisfactory.

Section 5.13           Waiver of Past Defaults. Subject to Section 5.2, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past Event of Default hereunder with respect to such series and its consequences, except a default

5.13.1          in the payment of the principal of or premium, if any, or interest on any Security of such series, or

5.13.2          in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14           Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, the Guarantors, or the Trustee or in any suit to require the Company to repurchase any Security of a series in accordance with its terms.

Section 5.15           Waiver of Usury, Stay or Extension Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Article VI

The Trustee

Section 6.1             Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be set forth explicitly herein or as provided by the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2             Notice of Default; Potential Default. If a default occurs hereunder with respect to Securities of any series, upon receipt of written notification thereof by a Responsible Officer, the Trustee shall give the Holders of Securities of such series notice of such Default as and to the extent provided by the Trust Indenture Act (a “Notice of Default”). Specifically, the Trustee shall provide Notice of Default to each Holder promptly, but in no event later than within 15 days of occurrence, and in the manner provided by Section 313(c) of the Trust Indenture Act or any successor section thereto, of any Default of which the Trustee is aware pursuant to Section 6.3.8 hereof. The Trustee shall also provide a notice to each Holder of any claim of Default within 30 days of a Responsible Officer receiving a written assertion of such claim from Holders of no less than 10% of the aggregate principal amount of Securities of such series then Outstanding. For the purpose of this Section 6.2, the term “Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series. If on the Business Day prior to an Interest Payment Date the Company or the Guarantors have not deposited with the Trustee funds sufficient to pay the interest due on the next Interest Payment Date, then the Trustee shall provide written notice to the Guarantors of such failure.

Section 6.3             Certain Rights of Trustee. Subject to the provisions of Section 6.1:

6.3.1            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or electronic form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

6.3.2            any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Any request or direction of the Guarantors mentioned herein shall be sufficiently evidenced by a written request or direction signed on behalf of the Guarantors by any two of its Officers or its attorneys-in-fact in accordance with its bylaws (estatuto social);

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6.3.3            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

6.3.4            the Trustee may consult with counsel, investment bankers, accountants or other relevant experts of its own choice and the advice of such counsel, banker, accountant or relevant expert or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

6.3.5            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless the Holders of at least 25% in principal amount of the Outstanding Securities or such other Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

6.3.6            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document in connection with this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantors, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

6.3.7            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

6.3.8            the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless a written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee by the Company, the Guarantors or any Holder, and such notice references the Securities, the Guarantees and this Indenture;

6.3.9            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

6.3.10          the Trustee may request that the Company or the Guarantors deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers or directors authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

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6.3.11          the permissive rights and powers of the Trustee enumerated herein (including any right or power to exercise remedies following an Event of Default) shall not be construed as duties;

6.3.12          in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

6.3.13          the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruption, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

6.3.14          the Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

6.3.15          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than 25% in principal amount of the Outstanding Securities at the time outstanding determined as provided in Section 5.7 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

6.3.16          If at any time the Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process in respect of this Indenture or the Securities, or any parts thereof, funds held by it, (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall (i) forward a copy of such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process to the Company and (ii) be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

Section 6.4             Not Responsible for Recitals or Issuance of Securities. Neither the Trustee nor any Authenticating Agent assume any responsibility for the correctness of the recitals contained herein and in the Securities, except the Trustee’s certificates of authentication. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company or the Guarantors of such Securities or the proceeds thereof.

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Section 6.5             May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of the Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.6             Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company and the Guarantors.

Section 6.7             Compensation and Reimbursement

6.7.1            The Company and the Guarantors, jointly and severally, agree to pay to the Trustee from time to time such compensation as shall be agreed in writing between the parties for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

6.7.2            The Company and the Guarantors, jointly and severally, agree except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, experts and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

6.7.3            The Company and the Guarantors, jointly and severally, agree to fully indemnify, defend and hold harmless each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company or the Guarantors, a Holder or any other Person) (and including without limitation enforcing the terms of this Indenture and the indemnification provided herein) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1.7, the expenses (including the reasonable and documented charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

As security for the performance of the obligations of the Company and the Guarantors under this Section 6.7.3, the Trustee shall have a claim prior to the Securities of a series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (premium, if any) or interest on such Securities.

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The provisions of this Section 6.7.3 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

Section 6.8             Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 6.9             Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be a Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that (i) is eligible pursuant to the Trust Indenture Act to act as such, (ii) has a combined capital and surplus of at least US$50,000,000, (iii) is subject to supervision or examination by U.S. federal or state authority and (v) has its Corporate Trust Office in the United States. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 6.9 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.10           Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 45 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

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If at any time:

6.10.1          the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months;

6.10.2          the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder; or

6.10.3          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, or the Trustee may, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

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Section 6.11       Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12           Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

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Section 6.13           Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14           Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, or partial redemption or pursuant to Section 3.5, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, have a combined capital and surplus of at least US$50,000,000 and be subject to supervision or examination by U.S. federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

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The Company and the Guarantors agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

If an appointment is made pursuant to this Section 6.14, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

“This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
as Authenticating Agent

By:
Authorized Officer”

Section 6.15           Trustee’s Application for Instructions from the Company or the Guarantors. Any application by the Trustee for written instructions from the Company or the Guarantors may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer or director of the Company or the Guarantors, as the case may be, actually receives such application, unless any such officer or director shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

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Article VII

Holders’ Lists and Reports by Trustee and Company

Section 7.1             Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

7.1.1            semi-annually, not more than 15 days after each Regular Record Date with respect to each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date, and

7.1.2            at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 7.2             Preservation of Information; Communications to Holders

7.2.1            The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

7.2.2            The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

7.2.3            Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.3             Reports by Trustee

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15th following the date of this Indenture deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).

Article VIII

Consolidation, Merger or Sale of Assets

Section 8.1             Consolidation, Merger or Sale of Assets. Each of the Company and the Guarantors shall not consolidate with or merge with or into any other Person or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its Property (determined on the basis of the consolidated assets of Gerdau and its Subsidiaries) to any other Person (other than the Company or a Guarantor), unless:

(i)            the Person (if not the Company or a Guarantor) formed by such merger or consolidation or the Person (if not the Company or a Guarantor) which acquired by sale, conveyance, transfer or lease all or substantially all of the Property of the Company or a Guarantor (the “Successor Person”) will be a person or persons organized and existing under the laws of Brazil, the United States, any State thereof or the District of Columbia, Canada or any other country that is a member country of the European Union or of the OECD on the date of this Indenture, and such person or persons expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company or Guarantors, as applicable, under this Indenture;

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(ii)            the Successor Person expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest (and Additional Amounts) on all of the Securities or such Guarantor’s Guarantee, as applicable, the performance or observance of every covenant of the Company or Guarantors, as applicable, and all other obligations of the Company or Guarantors, as applicable, under this Indenture and the Securities or such Guarantor’s Guarantee, as applicable;

(iii)          immediately after giving effect to such transaction, no Event of Default with respect to any Security shall have occurred and be continuing; and

(iv)          the Company or such Guarantor, as applicable, or the Successor Person, as the case may be, shall deliver to the Trustee an Opinion of Counsel to the effect that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture (if required) comply with these conditions, that such supplemental indenture (if required) has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Successor Person and that all conditions precedent herein provided or relating to such transaction and such supplemental indenture (if required) have been complied with.

8.1.2            Notwithstanding anything to the contrary in the foregoing, the following transactions shall not be subject to Section 8.1(ii):

(i)            any merger or consolidation by the Company or any Guarantor with or into any Subsidiary of the Company or any Guarantor; and

(ii)           any sale, conveyance, transfer or lease by the Company or any Guarantor, in one transaction or in a series of transactions, directly or indirectly, of all or substantially all of its Property (determined on the basis of the consolidated assets of Gerdau and its Subsidiaries) to any Subsidiaries of the Company or any Guarantor.

8.1.3            Notwithstanding anything to the contrary in the foregoing, any merger or consolidation, in which the surviving entity is the Company or a Guarantor, or sale, conveyance, transfer or lease to the Company or a Guarantor will not be subject to this Section 8.1.

8.1.4            Upon any consolidation, merger, sale, conveyance, transfer or lease in accordance with these conditions, the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Guarantors, as applicable, under this Indenture and the Securities or such Guarantor’s Guarantee, as applicable, with the same effect as if the Successor Person had been named as the Company or the Guarantor of the Securities herein. No Successor Person shall have the right to redeem the Securities unless the Company or any Guarantor would have been entitled to redeem the Securities in similar circumstances.

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Article IX

Supplemental Indentures

Section 9.1             Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

9.1.1            to evidence the succession of another Person to the Company or the Guarantors and the assumption by any such successor of the covenants of the Company or the Guarantors herein and in the Securities;

9.1.2            to add to the covenants of the Company or the Guarantors or add collateral for the benefit of the Holders of all or any series of Securities;

9.1.3            to add any additional Events of Default for the benefit of the Holders of all or any series of Securities;

9.1.4            to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form;

9.1.5            to secure the Securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by this Indenture;

9.1.6            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

9.1.7            to provide for the issuance of any series of additional Securities;

9.1.8            to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Section 9.1.8 shall not adversely affect the interests of the Holders of Securities of any series in any material respect (which shall be conclusively established by delivery of an officer’s certificate to the Trustee);

9.1.9            to make any other change that does not materially and adversely affect the rights of any holder of Securities or to conform this Indenture to the caption entitled “Description of the Debt Securities” in the prospectus relating to the Securities; or

9.1.10          to add additional obligors with respect to the Securities and this Indenture or to add additional guarantors to guarantee the obligations under the Securities and this Indenture.

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9.1.11          The Holders of the Securities will receive prior notice from the Company as described under Section 1.6 of any proposed amendment to the Securities or this Indenture described in this Section 9.1. After an amendment described in this Section 9.1 becomes effective, the Company or any of the Guarantors is required to mail to the Holders of Securities a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Securities, or any defect therein, will not impair or affect the validity of the amendment. The consent of the Holders of the Securities is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Section 9.2             Supplemental Indentures or Waiver with Consent of Holders. With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture or waiver, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Guarantors, when authorized by a Board Resolution, and the Trustee may (i) enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or (ii) waive the application of any provision of this Indenture; provided, however, that no such supplemental indenture or waiver shall, without the consent of each Holder of each Outstanding Security affected thereby, an amendment may not:

9.2.1            change the Stated Maturity for any principal or interest payment on any Securities or the time at which any Securities may be redeemed;

9.2.2            reduce the principal amount, the interest rate, the Redemption Price for any Security or the principal amount that would be due and payable upon acceleration of the Maturity thereof pursuant to Section 5.2;

9.2.3            change or modify in any way the Company’s or the Guarantors’ obligation to pay Additional Amounts pursuant to Section 10.7;

9.2.4            change the coin or currency of any payment on the Securities;

9.2.5            change the Place of Payment of any Security;

9.2.6            impair the Holder’s right to institute suit for the enforcement of any right to payment on or with respect to any amount due on its Securities;

9.2.7            change the terms of payment from, or control over, or release or reduce any collateral or security interest to secure the payment of principal, interest or premium, if any, under any Security;

9.2.8            change any provision related to payment obligations under the Guarantees in a manner that would materially and adversely affect the Holders; and

9.2.9            modify the sections of this Indenture relating to supplemental indentures, waiver with the consent of Holders or waiver of past Defaults, except to increase the percentage of Holders required to make a modification or waiver or to provide that certain other provisions of this Indenture cannot be modified or waived without the approval of each Holder of the Securities.

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A supplemental indenture or waiver which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3             Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, in addition to the documents required by Section 1.2, an Officers’ Certificate and an Opinion of Counsel, each stating that the execution of such supplemental indenture or waiver is authorized or permitted by this Indenture and is valid and binding on the Company and the Guarantors. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4             Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5             Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.6             Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and the Guarantors and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.7             Effect of Waiver. A waiver shall be effective to waive compliance with the particular provision and for the particular instance for which the waiver was made and, until such waiver shall become effective, the obligations of the Company or the Guarantors and the duties of the Trustee in respect of any such provision shall remain in full force and effect.

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Article X

Covenants

Section 10.1           Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of and premium, if any, and interest (together with any Additional Amounts payable thereon) on the Securities in accordance with the terms of the Securities and this Indenture.

Section 10.2           Maintenance of Office or Agency. With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.1, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

With respect to any Securities that are not in the form of a Global Security, the Company will maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities (in this case, without regard to the form of the Securities) and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Securities of one or more series, notices and other items may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.3       Money for Security Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or premium, if any, or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

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Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on the Business Day prior to each due date of the principal of or premium, if any, or interest on any Securities of such series, deposit in Dollars with a Paying Agent in New York, New York a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment in respect of the Securities of such series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of such series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantors.

Section 10.4           Statement by Officers as to Default. The Company and the Guarantors will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company or the Guarantors, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantors shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

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The Company and the Guarantors will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company or the Guarantors become aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 10.5           Provision of Financial Statements and Reports. Gerdau shall furnish to the Trustee the following reports for delivery to Holders upon their written request thereof:

(i)                an English language version of Gerdau’s annual audited consolidated financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 180 days after the close of its fiscal year;

(ii)               an English language version of Gerdau’s unaudited quarterly financial statements prepared in accordance with IFRS (including, as supplementary information, an unaudited condensed consolidated balance sheet and an unaudited condensed consolidated statement of operations, in each case, prepared in accordance with IFRS), promptly upon such financial statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year); and

(iii)              upon any director or executive officer of any of the Company or the Guarantors becoming aware of the existence of a Default or Event of Default or any event by reason of which payments of either principal or interest on the Securities are prohibited, an officers’ certificate setting forth the details thereof and the action which Gerdau is taking or proposes to take with respect thereto.

Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including Gerdau’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Notwithstanding the forgoing, if Gerdau makes available the information described in Sections 10.5(i) and 10.5(ii) above on the SEC’s EDGAR website, its website or the website of a Subsidiary of Gerdau, it will be deemed to have satisfied the reporting requirement set forth in Sections 10.5(i) and 10.5(ii) above. It is understood that the Trustee shall have no obligation whatsoever to determine whether such information, documents or reports have been delivered as described above or posted on any website.

None of the Company or the Guarantors other than Gerdau shall be required to provide or distribute any financial or other reports described above.

Section 10.6           Limitation on Liens. Neither the Company nor the Guarantors will create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on its Capital Stock. Neither the Company nor the Guarantors will, nor will Gerdau permit any Restricted Subsidiary, including any of the Guarantors, to, create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on any of their Capital Stock securing any obligation, unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such obligation for so long as such obligation is so secured. The preceding sentence will not require any of the Guarantors or any Restricted Subsidiary to equally and ratably secure the Securities if the Lien consists of the following:

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(i)                any Lien in existence on the date of this Indenture and any extension, renewal or replacement thereof or any Lien in clause (ii), (iii) or (iv) below; provided, however, that the total amount of Debt so secured is not increased;

(ii)               any Lien on any property or assets (including Capital Stock of any Person) securing Debt incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets after the date of this Indenture; provided that (a) the aggregate principal amount of Debt secured by such Lien will not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) such Lien is incurred before, or within 120 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of the Guarantors or any Restricted Subsidiary; and provided, further, that to the extent that the property or asset acquired is Capital Stock, such Lien also may encumber other property or assets of the Person so acquired;

(iii)              any Lien securing Debt incurred for the purpose of financing all or part of the cost of the acquisition, construction or development of a project (including mini-mills and other facilities); provided that the lenders of such Debt expressly agree to limit their recourse in respect of such Debt to assets (including Capital Stock of the project entity) and/or revenues of such project with an aggregate value of not more than the amount of such Debt; and provided, further, that the Lien is incurred before, or within 120 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Gerdau or any Subsidiary;

(iv)              any Lien existing on any property or assets of any Person before that Person’s acquisition by, merger into or consolidation with Gerdau or any Restricted Subsidiary after the date of this Indenture; provided that (a) such Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation, (b) the Debt secured by such Lien may not exceed the Debt secured on the date of such acquisition, merger or consolidation, (c) such Lien will not apply to any other property or assets of Gerdau or any of its Restricted Subsidiaries and (d) such Lien will secure only the Debt that it secures on the date of such acquisition, merger or consolidation;

(v)               any Lien imposed by law that was incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(vi)              any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which Gerdau or any Restricted Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Gerdau or any Restricted Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

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(vii)             any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of Gerdau or any Restricted Subsidiary in the ordinary course of business;

(viii)            any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by IFRS;

(ix)               minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of Gerdau or any Restricted Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(x)               any rights of set-off of any person with respect to any deposit account of Gerdau or any Restricted Subsidiary arising in the ordinary course of business and not constituting a financing transaction;

(xi)               any Liens granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social – BNDES, or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank, government-sponsored agency, export import bank or official export-import credit insurer;

(xii)             any Liens on the inventory or receivables of Gerdau or any Restricted Subsidiary securing the obligations of such person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate principal amount of Debt incurred that is secured by receivables that will fall due in any fiscal year shall not exceed (a) with respect to transactions secured by receivables from export sales, 80% of Gerdau’s consolidated gross revenues from export sales for the immediately preceding fiscal year of Gerdau; or (b) with respect to transactions secured by receivables from domestic (Brazilian) sales, 80% of such person’s consolidated gross revenues from sales within Brazil for the immediately preceding fiscal year of Gerdau; and provided, further, that Advance Transactions will not be deemed transactions secured by receivables for purpose of the above calculation; and

(xiii)            in addition to the foregoing Liens set forth in clauses (1) through (12) above, Liens securing Debt of Gerdau or any Restricted Subsidiary (including, without limitation, guarantees of Gerdau or any Restricted Subsidiary) the aggregate principal amount of which, at any time of determination, does not exceed 20% of Consolidated Total Assets.

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Section 10.7           Payment of Additional Amounts

10.7.1          All payments in respect of the Securities and the Guarantees shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of the British Virgin Islands, Brazil or any political subdivision or authority of or in such relevant jurisdiction having power to tax, or any other jurisdiction in which the Company or a Guarantor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (any of the aforementioned being a “Relevant Taxing Jurisdiction”) unless such deduction or withholding is required by law. In the event that any such taxes, duties, assessments, fees or other governmental charges (and any fines, penalties or interest related thereto) are so imposed or levied, the Company, or a Guarantor, as applicable, shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Company, or a Guarantor, as applicable, on the Securities or the Guarantees after such deduction or withholding imposed upon or as a result of such payment by a Relevant Taxing Jurisdiction shall not be less than the amount then due and payable on such Securities or Guarantees. The foregoing obligation to pay Additional Amounts, however, shall not apply to or in respect of:

(i)            any tax, duty, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder, on the one hand, and the Relevant Taxing Jurisdiction, on the other hand (including, without limitation, such Holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than the mere receipt of such payment or the ownership or holding of, or the enforcement of rights under, such Securities or Guarantees;

(ii)           any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by such Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iii)           any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of such Holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the Holder or beneficial owner of a bond (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction) if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge, (b) at least 30 days prior to the date on which the Company or a Guarantor, as applicable, shall apply this clause (iii), either the Company or a Guarantor, as applicable, shall have notified all Holders of Securities that some or all Holders of Securities shall be required to comply with such requirement and (c) in no event shall such Holder`s requirement to make such a declaration, claim or filing require such Holder to provide any materially more onerous information, documents or other evidence than would be required to be provided had such Holder been required to file U.S. Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY and/or documentation required by the OECD Common Reporting Standard (CRS);

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(iv)          any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

(v)           any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Securities;

(vi)          any additional amounts with respect to any such deduction or withholding, imposed on or in respect of the Securities pursuant to FATCA, any treaty, law, regulation or other official guidance enacted by the Relevant Taxing Jurisdiction or in any jurisdiction in which payments on the Securities are made implementing FATCA, or any agreement between the Company, the Guarantors or a Paying Agent and such relevant jurisdiction, or any authority of any of the foregoing implementing FATCA; or

(vii)         any combination of the above.

As used in this section, “FATCA” means Sections 1471 through 1474 of the United States Internal Revenue Code (the “Code”), as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

10.7.2         The Company or a Guarantor, as applicable, shall also pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from execution, delivery, registration, enforcement or the making of payments in respect of the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the Relevant Taxing Jurisdiction other than those resulting from, or required to be paid in connection with, the enforcement of the Securities following the occurrence of any Default or Event of Default.

10.7.3         No Additional Amounts shall be paid with respect to a payment on any Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Security.

10.7.4          The Company or a Guarantor, as applicable, shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgement is not available without unreasonable burden or expense, a certified copy thereof or, if such certified copy is not available, other documentation satisfactory to the Trustee) evidencing any payment of taxes, penalties, duties, assessments, fees or other governmental charges in respect of which the Company or such Guarantor has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Securities or any Paying Agent, as applicable, upon request therefor.

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10.7.5          The Company or a Guarantor, as applicable, shall:

(i)            at least 10 Business Days prior to the first Interest Payment Date (and at least 10 Business Days prior to each succeeding Interest Payment Date or any Redemption Date or date of Maturity if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), deliver to the Trustee and any Paying Agent an Officers’ Certificate (a) specifying the amount, if any, of taxes described in this Section 10.7 (the “Relevant Withholding Taxes”) required to be deducted or withheld on the payment of principal of or interest on the Securities to Holders and the Additional Amounts, if any, due to Holders in connection with such payment, and (b) certifying that the Company or the Guarantors, as applicable, shall pay such deduction or withholding;

(ii)           prior to the due date for the payment thereof, pay any such Relevant Withholding Taxes, together with any penalties or interest applicable thereto;

(iii)           within 15 days after paying such Relevant Withholding Taxes, deliver to the Trustee and any Paying Agent evidence of such payment and of the remittance thereof to the relevant taxing or other authority as described in this Section 10.7; and

(iv)          pay any Additional Amounts due to Holders on any Interest Payment Date, Redemption Date or date of Maturity to the Trustee in accordance with the provisions of this Section 10.7.

10.7.6            The Company or a Guarantor, as applicable, shall, jointly and severally, indemnify the Trustee and each Paying Agent for, and hold each harmless against, any loss, liability or expense reasonably incurred without gross negligence or willful misconduct on such Person’s part, arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 10.7 or the failure of the Trustee or any Paying Agent for any reason (other than its own gross negligence or willful misconduct) to receive on a timely basis any such Officers’ Certificate or any information or documentation requested by it or otherwise required by applicable law or regulations to be obtained, furnished or filed in respect of such Relevant Withholding Taxes. The Company or a Guarantor, as applicable, shall make available to any Holder requesting the same, evidence that the applicable Relevant Withholding Taxes have been paid.

10.7.7         Any Officers’ Certificate required by this Section 10.7 to be provided to the Trustee and each Paying Agent shall be deemed to be duly provided if sent by electronic mail to, and actually received by, the Trustee and each Paying Agent.

10.7.8          The obligations described under this Section 10.7 will apply mutatis mutandis to any jurisdiction in which any Successor Person to the Company or to a Guarantor, as applicable, is organized or incorporated or any political subdivision or taxing authority or agency thereof or therein.

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10.7.9          In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Indenture and Securities in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, each of the Company and the Trustee agrees (i) to cooperate and to provide to the other with such reasonable information as each may have in its possession about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, including FATCA withholding and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this section shall survive the termination of this Indenture.

10.7.10        The parties hereto agree that if any payments of interest or principal under the Securities become subject to U.S. withholding tax pursuant to Sections 1471 through 1474 of the Code, the Company or a Guarantor, as applicable, shall provide notice of such event to the Trustee; and the parties hereto shall use commercially reasonable efforts to cooperate in good faith and to share such relevant and applicable information or make such amendments or modifications to this Indenture as are necessary to permit the parties to fulfill their withholding and reporting obligations thereunder.

Section 10.8           Indemnification of Judgment Currency. The Company and the Guarantors shall jointly and severally indemnify the Trustee and any Holder of a Security against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture or such Security and being expressed and paid in a currency (the “Judgment Currency”) other than Dollars (the “Specified Currency”), and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the Specified Currency.

Section 10.9           Further Acts. The Company and the Guarantors will each take any action, satisfy any condition or do any thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations to be taken, fulfilled or done in order (i) to enable them lawfully to enter into, exercise their rights and perform and comply with their obligations under the Securities, this Indenture and any supplemental indenture, as the case may be, (ii) to ensure that those obligations are legally binding and enforceable, (iii) to make the Securities, this Indenture and any supplemental indenture admissible in evidence in the courts of the State of New York, the British Virgin Islands and Brazil and (iv) to enable the Trustee to exercise and enforce its respective rights under this Indenture and any supplemental indenture and to carry out the terms, provisions and purposes of this Indenture and any supplemental indenture.

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Section 10.10         Securities held by the Company, the Guarantors, etc.. So long as any Security is Outstanding, the Company will send to the Trustee, as soon as practicable after being so requested by the Trustee, an Officers’ Certificate of the Company stating the aggregate principal amount of Securities held or beneficially owned, at the date of such certificate by or on behalf of the Company, the Guarantors or any of their Subsidiaries. The Company will promptly notify the Trustee when it, the Guarantors or any of their Subsidiaries hold or beneficially own Securities.

Section 10.11        Status of Guarantees and Securities. The Guarantors will ensure that the Guarantees will rank at least pari passu with any current and future unsecured and unsubordinated Indebtedness of the Guarantors, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) certain statutory preferred claims for wages, salaries, social security and taxes as provided by Brazilian law. The Company will ensure that the Securities will rank at least pari passu with any current and future Indebtedness of the Company.

Section 10.12         Maintenance of Corporate Existence. The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor, provided that these restrictions shall not prohibit any transactions permitted by Article 8 or the merger of any Subsidiary with or into a Guarantor or the Company or with or into any other Subsidiary of the Guarantors or the Company; (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; and (iii) maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used or useful in their business; provided, however, that neither the Guarantors, nor their Subsidiaries shall be prevented from discontinuing those operations or suspending the maintenance of those properties which, in the reasonable judgment of the Guarantors as evidenced by Board Resolutions, are no longer necessary or useful in the conduct of the Guarantors’ business, or that of their Subsidiaries; and provided, further, that such discontinuation of operations or maintenance would not have a material adverse effect on the ability of the Guarantors to comply with their obligations under this Indenture.

Section 10.13         Maintenance of Insurance. The Guarantors shall, and shall cause each of their Subsidiaries to, maintain insurance with respect to their general business and its properties, with financially sound, responsible and reputable insurance companies in such amounts and covering such risks as are usually carried by companies of good repute engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Guarantors or such Subsidiaries, as the case may be, in the jurisdictions in which the Guarantors or such Subsidiaries owns and/or operates its properties, including policies covering property losses wherein settlement is on a replacement value basis, resultant business interruption and general liability.

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Section 10.14         Payment of Taxes. The Company and the Guarantors will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or the Guarantors or upon the income, profits or property of the Company or the Guarantors (the “Taxes”) which, if unpaid, might by law become a Lien upon the property of the Company and the Guarantors; provided, however, that (i) the Company and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is then-currently being contested in good faith by appropriate proceedings and (ii) the Company and the Guarantors shall be in compliance with this Section 10.14 if the individual or the aggregate amount of the Taxes not paid would not have a material adverse effect on the ability of the Guarantors to comply with their obligations under this Indenture.

Section 10.15         Ownership of the Company and Payment of Expenses. Gerdau will at all times own directly 100% of the issued shares of the Company. Gerdau will determine and timely pay all fees, taxes, and other monies required to be paid in connection with the establishment and maintenance of the existence of the Company under British Virgin Islands law.

Section 10.16         Additional Limitations on the Company. For so long as any of the Securities is outstanding, the Company shall not:

10.16.1        incur or permit to exist any Debt for borrowed money unless such financing transactions are guaranteed by one or more of the Guarantors in respect of the amounts so financed; and

10.16.2        enter into any consolidation, merger, amalgamation, joint venture or other form of combination with any Person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables, except as otherwise permitted pursuant to Article 8.

Section 10.17         Repurchase of Securities upon a Change of Control Repurchase Event.

10.17.1        The Company or any of the Guarantors must commence, not later than 30 days following the occurrence of a Change of Control Repurchase Event, and consummate an Offer to Purchase for all Securities then outstanding at a purchase price equal to 101% of the principal amount of the Securities on the date of repurchase plus accrued interest (if any) to the date of purchase.

10.17.2        The Company or any of the Guarantors shall not be required to make an Offer to Purchase upon a Change of Control Repurchase Event if (1) a third party (not including the Guarantors, their subsidiaries, or a Designated Affiliate) makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to an Offer to Purchase made by the Company and purchases all Securities of such series properly tendered and not withdrawn under the Offer to Purchase (for the consideration referred to in the immediately preceding sentence), or (2) a notice of redemption for all outstanding Securities and of such series has been given pursuant hereto unless and until there is a default in payment of the applicable Redemption Price.

10.17.3        Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control and the occurrence of such Rating Decline, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

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10.17.4        Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, the Company, covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section.

10.17.5        The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an Offer to Purchase. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section by virtue of the Company’s compliance with such securities laws or regulations.

10.17.6        A Holder may tender all or any portion of its Securities pursuant to an Offer to Purchase, subject to the requirements that any portion of a Security tendered must be in a multiple of US$1,000 principal amount, the minimum tender of any Holder must be no less than US$2,000 and, if tendered in part, the residual amount cannot be less than US$2,000. Holders shall be entitled to withdraw Securities tendered up to the close of business on the Expiration Date. On the purchase date, the purchase price will become due and payable on each Security accepted for purchase pursuant to the Offer to Purchase, and interest on Securities purchased will cease to accrue on and after the purchase date.

10.17.7        On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company or the Guarantors, as applicable, will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company or the Guarantors, as applicable, will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws (including securities law and regulations thereunder, to the extent such laws and regulations are applicable), in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase, and the procedures will be deemed modified as necessary to permit such compliance.

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Article XI

Redemption of Securities

Section 11.1           Right of Redemption

11.1.1          The Securities of any series which are redeemable before their Stated Maturity may not be redeemed at the election of the Company except in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for such Securities) in accordance with the provisions of this Article 11.

11.1.2          The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 15 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities specified therefor in the Securities of a series to be redeemed.

11.1.3          The Company or the Guarantors, as the case may be, will have the option to redeem, in whole but not in part, the Securities of the applicable series, at any time, upon giving not less than 10 nor more than 60 days’ notice to the Holders of such Securities (which notice will be irrevocable and made to the Trustee no later than five (5) Business Days prior to when notice is due to Holders of such Securities), at 100% of the principal amount thereof plus accrued and unpaid interest and any Additional Amounts payable with respect thereto, only if (i) the Company has or shall become obligated to pay Additional Amounts with respect to the Securities of the applicable series in excess of the Additional Amounts that the Company would pay if payments in respect of the Securities of the applicable series were subject to deduction or withholding at a rate of 15% (determined without regard to any interest, fees, penalties or other additions to tax) as a result of any change in, or amendment to, the treaties, laws or regulations of a Relevant Taxing Jurisdiction, or any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the date of this Indenture (or, in the case of any jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this Indenture, after the date on which such jurisdiction becomes a Relevant Taxing Jurisdiction), and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it. For the avoidance of doubt, for purposes of the preceding sentence, reasonable measures shall include a change of the jurisdiction of incorporation, residence or domicile of the Company or any Paying Agent. No such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of such the Securities were then due.

11.1.4          Prior to the publication or mailing of any notice of redemption pursuant to Section 11.1.3, the Company shall deliver to the Trustee an Officers’ Certificate to the effect that the obligation of the Company to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it. The Company shall also deliver an Opinion of Counsel (which counsel shall be independent) of recognized standing stating that the Company either has or will become obligated to pay Additional Amounts due to the changes in treaties, tax laws or regulations. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in clauses (i) and (ii) of Section 11.1.3, in which event it shall be conclusive and binding on the Holders.

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Section 11.2       Notice of Redemption. Notice of any redemption shall be given by the Company or the Guarantors, as applicable, in writing, which may be by electronic transmission, or mailed by first-class postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register.

All notices of redemption shall state:

11.2.1          the Redemption Date,

11.2.2          the Redemption Price and amount of accrued interest, if any,

11.2.3          that on the Redemption Date the Redemption Price and any accrued interest shall become due and payable upon each Security to be redeemed and that interest thereon shall cease to accrue on and after said date,

11.2.4          the conversion rate (if applicable), the date on which the right to convert the Securities to be redeemed shall terminate and the place or places where such Securities may be surrendered for conversion,

11.2.5          the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest, and

11.2.6          applicable CUSIP or ISIN Numbers.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, and such notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, except if such notice is given pursuant to Section 11.1.3. If an optional redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time (but no more than 60 days after the date of the notice of redemption) as any or all such conditions shall be satisfied (or waiver by the Company in its sole discretion), and a new Redemption Date will be set by the Company in accordance with applicable DTC procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date stated in such notice, or by the Redemption Date as so delayed.

Section 11.3           Deposit of Redemption Price. On the Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

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The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Section 11.4           Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company to the Person in whose name such Security is registered at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.6.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by (or prescribed therefor in) the Security.

Section 11.5       Securities Redeemed in Part. Any Security of a series which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

If less than all the Securities of any series are to be redeemed at any time, the particular Securities to be redeemed shall be selected by the Trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which Securities of that series are listed or if such securities exchange has no requirement governing redemption or the Securities of that series are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the event that the Securities of that series are represented by Global Securities as of the Redemption Date, subject to the then-current rules and procedures of the applicable Depositary).

If Securities of any series are redeemed in part, the remaining outstanding amount of any Security of that series must be at least equal to U.S.$2,000 and be an integral multiple of U.S.$1,000.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

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Article XII

Guarantees

Section 12.1           The Guarantees. Subject to the provisions of this Article 12, the Guarantors hereby irrevocably and unconditionally guarantee to each Holder of a Security of each series authenticated and delivered by the Trustee and to the Trustee the full and punctual payment (whether at the Stated Maturity, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest, Additional Amounts and all other amounts that may come due and payable under each Security and the full and punctual payment of all other amounts payable by the Company under the Indenture as they come due. Upon failure by the Company to pay punctually any such amount, the Guarantors shall forthwith pay the amount not so paid at the place and time and in the manner specified in the Indenture.

Section 12.2           Guarantees Unconditional. The obligations of the Guarantors hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

12.2.1          any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Security, by operation of law or otherwise;

12.2.2          any modification or amendment of or supplement to the Indenture or any Security;

12.2.3          any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Security;

12.2.4          the existence of any claim, set-off or other rights which the Guarantors may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

12.2.5          any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Security or any other amount payable by the Company under the Indenture; or

12.2.6          any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 12.2.6, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 12.3           Discharge; Reinstatement. The Guarantors’ obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantors’ obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

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Section 12.4           Waiver by the Guarantors

12.4.1          The Guarantors unconditionally and irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. The Guarantees constitute a guaranty of payment and not of collection.

12.4.2          The Guarantors unconditionally and irrevocably waive any and all rights provided under Articles 333, sole paragraph 364, 366, 821, 827, 829, 834, 835 and 837 through 839 of the Brazilian Civil Code and Article 595 of the Brazilian Civil Procedure Code.

Section 12.5           Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; provided, however, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the relevant series shall have been paid in full.

Section 12.6           Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors forthwith on demand by the Trustee or the Holders.

Section 12.7           Execution and Delivery of Guarantees. The execution by the Guarantors of the Indenture or a supplemental indenture evidences the Guarantees of such Guarantors, whether or not the person signing as an officer of a Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantees set forth in the Indenture on behalf of the Guarantors.

Article XIII

Defeasance and Covenant Defeasance

Section 13.1           Company’s Option to Effect Defeasance or Covenant Defeasance. The Company may elect, at its option at any time, to have Section 13.2 or Section 13.3 applied to any Securities or any series of Securities designated pursuant to Section 3.1 as being defeasible pursuant to such Section 13.2 or 13.3, in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article 13. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities.

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Section 13.2           Defeasance and Discharge. Upon the Company’s exercise of its option to have this Section 13.2 applied to any Securities or any series of Securities, as the case may be, the Company and the Guarantors shall each be deemed to have been discharged from their respective obligations with respect to such Securities or series of Securities as provided in this Section 13.2 on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (ii) the respective obligations of the Company and the Guarantors with respect to such Securities under Sections 3.4, 3.5, 10.2 and 10.3, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) the provisions set forth in this Article Thirteen. Subject to compliance with this Article, the Company may exercise its option to have this Section 13.2 applied to any Securities notwithstanding the prior exercise of its option to have Section 13.3 applied to such Securities.

Section 13.3           Covenant Defeasance. Upon the Company’s exercise of its option to have this Section applied to any Securities or any series of Securities, as the case may be, (i) the Company shall be released from any covenants provided pursuant to Section 3.1.8, 8.1, 9.1.2, 10.5, 10.6, 10.12, 10.13, 10.14 and 10.16 for the benefit of the Holders of such Securities, and (ii) the occurrence of any event specified in Section 5.1.4 shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section 13.3 on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.13), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.4           Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:

13.4.1         The Company or the Guarantors shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, without consideration of any reinvestment, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and premium, if any, interest and Additional Amounts on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (a) any security which is (1) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (2) an obligation of a Person controlled or supervised by and acting as any agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (1) or (2), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principle or interest evidenced by such depositary receipt.

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13.4.2          In the event of any election to have Section 13.2 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel of independent tax counsel of recognized standing in the United States, stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

13.4.3          In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to the effected with respect to such Security and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

13.4.4         No event which is, or after notice or lapse of time both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Section 5.1.7, at any time on or prior to the day which is 90 days after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such day which is 90 days after the date of such deposit).

13.4.5          Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of the Trust Indenture Act).

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13.4.6          Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or the Guarantors are a party or by which they are bound.

13.4.7          Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder.

13.4.8          The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 13.5           Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4, or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s order any money or U.S. Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.6           Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company and the Guarantors have been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities in accordance with this Article; provided, however, that if the Company or the Guarantors make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company or the Guarantors (as the case may be) shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

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The transactions contemplated by this Indenture have been proposed by the Trustee to the Company for the purposes of paragraph 2 of Article 9 of Brazilian Decree-Law No. 4,657 dated September 4, 1942 and for no other purpose or reason whatsoever.

This instrument may be executed in any number of counterparts (either manually or in electronic .pdf format), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 13.7           Electronic Signatures The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture (including, without limitation, any Securities, the Guarantees and any Officers’ Certificate) shall be deemed to include electronic signatures, including without limitation, digital signature provided by Docusign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

GERDAU TRADE INC., as Company

By:	/s/ Rafael Dorneles Japur
Name: Rafael Dorneles Japur
Title: Director

By:	/s/ Rafael Lebensold
Name: Rafael Lebensold
Title: Director

GERDAU S.A., as Guarantor

By:	/s/ Rafael Dorneles Japur
Name: Rafael Dorneles Japur
Title: Director

By:	/s/ Mauricio Metz
Name: Mauricio Metz
Title: Director

GERDAU AÇOMINAS S.A., as Guarantor

By:	/s/ Rafael Dorneles Japur
Name: Rafael Dorneles Japur
Title: Director

By:	/s/ Mauricio Metz
Name: Mauricio Metz
Title: Director

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GERDAU AÇOS LONGOS S.A., as Guarantor

By:	/s/ Rafael Dorneles Japur
Name: Rafael Dorneles Japur
Title: Director

By:	/s/ Mauricio Metz
Name: Mauricio Metz
Title: Director

THE BANK OF NEW YORK MELLON, as Trustee, Paying Agent, Registrar and Transfer Agent

By:	/s/ Glenn G. McKeever
Name: Glenn G. McKeever
Title: Vice President

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